                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACT:

SCOTT SCHWARTZMAN                                       AL PALOMBO
SERVICEWARE TECHNOLOGIES, INC.                          CAMERON ASSOCIATES
CHIEF OPERATING OFFICER                                 INVESTOR RELATIONS
(412) 222-4450 EXT. 3112                                (212) 245-8800 EXT. 209
SSCHWARTZMAN@SERVICEWARE.COM                            AL@CAMERONASSOC.COM


          SERVICEWARE REPORTS FOURTH QUARTER AND YEAR END 2004 RESULTS

PITTSBURGH, PA AND CUPERTINO, CA, FEBRUARY 10, 2005 - ServiceWare Technologies, Inc. (OTC Bulletin Board: SVWN), today announced results of operations for the fourth quarter and year ended December 31, 2004. Total revenues for the fourth quarter were $2.8 million, as compared to $3.6 million for the same quarter last year. Net income for the quarter, including one time net proceeds of $1.2 million from the successful settlement of a patent litigation was $652,000 or $0.12 per basic share as compared to a net loss of $174,000 or $0.07 per basic share for the same quarter of 2003.

For the year ended December 31, 2004, total revenues were $12.5 million versus total revenues of $11.5 million for the year ended December 31, 2003. The Company narrowed its losses to approximately $1.7 million or $0.33 per basic share for 2004 as compared to a net loss of approximately $3.0 million, or $1.23 per basic share for 2003.

The Company ended the year with cash, cash equivalents, and investments of $10.9 million, an increase of $9.5 million over the previous year.

The numbers quoted in this press release do not include 2004 financial results from Kanisa. Per share numbers and are being reported in this release on a post 1 for 10 split basis.

Kent Heyman, outgoing chief executive officer of ServiceWare and now chairman of the company's board of directors, commented, "2004 was a good year for ServiceWare as we achieved virtually all of our objectives relative to the financial health and structure of our organization, culminating with the announcement of our merger with Kanisa. During the course of the year we managed to substantially strengthen our balance sheet, eliminate all debt, and provide increased shareholder value. We achieved the company's first-ever EBITDA positive year, concluding the year with 3 consecutive quarters of net income and add 27 new customers to our roster of clients. Going forward Bruce Armstrong, in his new role as chief executive officer of the combined entity, will take on the exciting challenge of integrating our two companies to create a true industry leader and I have every confidence in his capacity to do so."

EARNINGS CONFERENCE CALL INFORMATION:
ServiceWare will present its fourth quarter and year ended December 31 2004 earnings in a teleconference today at 4:30 p.m. Eastern. Domestic callers can join the teleconference by dialing 800-299-9086, providing the company name, "ServiceWare," and the following conference ID pass code: 44269246. International callers can access the broadcast by dialing 617-786-2903 and by providing the company name and same pass code. The teleconference also can be accessed over the Internet by clicking on the Investor Relations area of ServiceWare's Web site, http://www.serviceware.com/ir . Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.

Beginning two hours after the call, a replay of the broadcast will be available until 11:59 p.m. on February 14, 2005. Domestic callers can access the replay by dialing 888-286-8010 and entering the following pass code:

71034081. International callers can access the replay by dialing 617-801-6888 and entering the same pass code. ServiceWare also will provide a replay of the conference call on the company's Investor Relations Web site.

ABOUT THE COMBINED COMPANY: SERVICEWARE TECHNOLOGIES, INC. AND KANISA INC.
The combined company is a provider of service resolution management applications that drive efficiency, revenue and customer satisfaction. Its suite of knowledge-empowered customer service applications automate the resolution process across multiple channels including contact centers, service portals, and Web sites. Industry-leaders including EDS, Ford, Hewlett Packard, H&R Block, Novell, Merrill Lynch, McAfee, Reuters, Sprint, Wachovia and QUALCOMM rely on Kanisa and ServiceWare applications to deliver superior customer service and support. The combined company is headquartered in Cupertino, CA.

                                       ###

SmartMiner, ServiceWare Enterprise, ServiceWare Express, ServiceWare Self-Service, ServiceWare Agent, ServiceWare Professional, ServiceWare Architect, ServiceWare Administrator, ServiceWare Executive Dashboard, ServiceWare Forums and Cognitive Processor are trademarks of ServiceWare Technologies, Inc. All other trademarks are properties of their respective owners. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to ServiceWare's plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of ServiceWare's products are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, ServiceWare and Kanisa's ability to be successful in integrating the businesses; that the anticipated cost savings from synergies of integration will be less than expected; that depreciation, amortization and potential impairment charges associated with the merger could adversely affect the combined company's results of operations; that the parties' partners, customers or investors may react unfavorably to the combination; that the company will not be successful in combining the companies' solutions or the companies' combined solutions will not be attractive to their customers. There are also risks related to revenue expectations, ServiceWare's software strategy, fluctuations in customer demand, performance of outside distributors and resellers, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions, integration of acquired products with current offerings, and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, ServiceWare's ability to retain and increase revenue from existing customers and to execute agreements with new customers, unforeseen expenses, ServiceWare's ability to attract and retain qualified personnel and to secure necessary financing for its operations and business development, and other market conditions and risks detailed from time to time in the company's Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

The consolidated statement of operations and condensed consolidated balance sheet follow.

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                         SERVICEWARE TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                                 (in thousands)

                                                         December 31,     December 31,
                                                             2004             2003
                                                             ----             ----
ASSETS
Current assets
     Cash and cash equivalents                             $  2,522          $ 1,438
     Short term investments                                   7,416                -
     Accounts receivable, net                                 2,529            3,348
     Other current assets                                       513              420
                                                          --------------------------
Total current assets                                         12,980            5,206

Non current assets
     Property and equipment, net                                451              521
     Long-term Investments                                    1,000                -
     Other non current assets                                   198               33
     Goodwill                                                 2,324            2,324
                                                          --------------------------
Total non current assets                                      3,973            2,878
                                                          --------------------------
Total assets                                               $ 16,953          $ 8,084
                                                          ==========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Revolving line of credit                              $      -          $   250
     Accounts payable                                         1,242            1,089
     Accrued compensation and benefits                          407              274
     Deferred revenue                                         3,099            2,481
     Other current liabilities                                1,231              530
                                                          --------------------------
Total current liabilities                                     5,979            4,624
Convertible Debt                                                  -            2,753
Non current deferred revenue                                    323              546
Other non current liabilities                                    61               54
                                                          --------------------------
Total liabilities                                             6,363            7,977

Total shareholders' equity                                   10,590              107
                                                          --------------------------
Total liabilities and shareholders' equity                 $ 16,953          $ 8,084
                                                          ==========================

                         SERVICEWARE TECHNOLOGIES, INC.
                      Consolidated Statements of Operations
                                 (in thousands)


                                                           For the quarter ended              For the year ended
                                                                December 31,                     December 31,
                                                              2004         2003              2004            2003
                                                              ----         ----              ----            ----
REVENUES
     Licenses                                               $ 1,099       $ 2,209          $ 5,244         $ 4,934
     Services                                                 1,705         1,372            7,258           6,577
                                                           ----------------------        -------------------------
Total revenues                                                2,804         3,581           12,502          11,511

COST OF REVENUES
     Cost of licenses                                           153            87              413             270
     Cost of services                                         1,180           629            4,373           2,923
                                                           ----------------------        -------------------------
Total cost of revenues                                        1,333           716            4,786           3,193
                                                           ----------------------        -------------------------

GROSS MARGIN                                                  1,471         2,865            7,716           8,318
OPERATING EXPENSES
     Sales and marketing                                      1,104         1,459            4,782           5,116
     Research and development                                   582           545            2,197           1,962
     General and administrative                                 333           494            2,403           2,119
     Intangible assets amortization                               -             -                -             147
     Restructuring and other special charges (income)             -             -                -             (20)
                                                           ----------------------        -------------------------
     Total operating expenses                                 2,019         2,498            9,382           9,324

INCOME (LOSS) FROM OPERATIONS                                  (548)          367           (1,666)         (1,006)
Other income (expense), net                                   1,200          (541)             (28)         (1,973)
                                                           ----------------------        -------------------------

                                                           ----------------------        -------------------------
NET INCOME (LOSS)                                           $   652       $  (174)        $ (1,694)       $ (2,979)
                                                           ======================        =========================

NET INCOME (LOSS) INCOME PER COMMON SHARE, BASIC            $  0.12       $ (0.07)         $ (0.33)        $ (1.23)
                                                           ======================        =========================

BASIC SHARES USED IN COMPUTING PER SHARE AMOUNT               5,219         2,426            5,140           2,420
                                                           ======================        =========================




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SERVICEWARE TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP EBITDA CALCULATION
(IN THOUSANDS)


                                       for the quarter ended        for the year ended
                                         December 31, 2004           December 31, 2004

         EBITDA                                  733                       101

         Taxes                                    (6)                      (38)
         Interest                                 39                        58
         Depreciation                            (77)                     (316)
         Amortization                              -                    (1,363)
         Stock based compensation                (37)                     (136)
                                              ------                   -------
         Net income (loss)                       652                    (1,694)
                                              ======                   =======


USE OF NON-GAAP FINANCIAL INFORMATION

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of ServiceWare's use of a non-GAAP financial measurTD EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure and a reconciliation of the two measures. We believe the nearest comparable GAAP measure to EBITDA is Net Income/(loss) and we have presented a reconciliation of the two measures for the period presented above. The non-GAAP measure we utilize (EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by ServiceWare of EBITDA as both a performance measurement and a measurement of liquidity; (ii) the value of EBITDA as a measure of the company's ability to cover its operating expenses; and (iii) the use of the EBI

ServiceWare's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for income from operations, net loss, cash flow and other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and ServiceWare's use of it may not be comparable to similarly titled measures employed by other companies in the technology industry.